Exhibit (1)(b)

                    THE WRIGHT  EQUIFUND EQUITY TRUST
    (formerly called EquiFund-Wright National Fiduciary Equity Funds)


                       AMENDMENT TO DECLARATION OF TRUST


                                 April 13, 1995



         AMENDMENT, made April 13, 1995, to the Declaration of Trust made July 14, 1989 as Amended and Restated December 20, 1989 (hereinafter called the
"Declaration")   of   EquiFund-Wright   National  Fiduciary   Equity  Funds,  a
Massachusetts   business  trust  (hereinafter  called  the  "Trust"),   by  the
undersigned being at least a majority of the Trustees of the Trust in office on April 13, 1995.


         WHEREAS, Section 7 of Article XIV of the Declaration empowers the Trustees of the Trust to amend the Declaration without the vote or consent of Shareholders if such amendment would not have a material dverse effect on the interests of Shareholders; and


         WHEREAS, the Trustees of the Trust have deemed it desirable to amend the Declaration in the following manner to change the name of the Trust, and a majority of the Trustees are empowered to make, execute and file this Amendment to the Declaration;


         NOW,   THEREFORE,   the  undersigned  Trustees  do  hereby  amend  the
Declaration in the following manner:

              1. The caption at the head of the Declaration is hereby amended to read as follows:

                        THE WRIGHT EQUIFUND EQUITY TRUST

              2. Article I of the Declaration is hereby amended to read as follows:

                                   ARTICLE I


                                      NAME


         This Trust shall be known as The Wright EquiFund Equity Trust (the "Trust").



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         IN  WITNESS  WHEREOF,  the  undersigned  Trustees  have executed  this instrument this 13th day of April, 1995.


/s/ H. Day Brigham, Jr.                   /s/ A.M. Moody, III
-----------------------                   ----------------------
    H. Day Brigham, Jr.                       A.M. Moody, III

/s/ Peter M. Donovan                      /s/ Lloyd F. Pierce
-----------------------                   ----------------------
    Peter M. Donovan                          Lloyd F. Pierce


/s/ Winthrop S. Emmet                     /s/ George R. Prefer
-----------------------                   ----------------------
    Winthrop S. Emmet                         George R. Prefer


/s/ Leland Miles                          /s/ Raymond Van Houtte
-----------------------                   -----------------------
    Leland Miles                              Raymond Van Houtte